Exhibit 10.21

                      RELEASE AND SETTLEMENT AGREEMENT
                      --------------------------------

      This RELEASE AND SETTLEMENT AGREEMENT (hereinafter "Agreement") is made by and between ELECTRONIC RETAILING SYSTEMS, INC. (hereinafter "THE COMPANY" and MICHAEL L. LUETKEMEYER (hereinafter "EMPLOYEE"). Wherever used in this Agreement, the term "THE COMPANY" shall include all officers, directors, shareholders, employees, agents, representatives, successors and assigns of ELECTRONIC RETAILING SYSTEMS, INC., in their individual and/or official capacities.

      WHEREAS, EMPLOYEE is employed by THE COMPANY in the position of Chief Financial Officer; and

      WHEREAS, THE COMPANY and EMPLOYEE agree that it is in the best interests of both parties that EMPLOYEE terminate his employment with THE COMPANY.

      NOW, THEREFORE, in the interest of fully and finally resolving all matters and disputes arising out of or in any way connected to the employment of EMPLOYEE by THE COMPANY, and in consideration of the mutual promises and covenants contained herein, THE COMPANY and EMPLOYEE, acting of their own free will, hereby agree as follows:

      1. EMPLOYEE's employment with THE COMPANY is terminated effective May 8, 1998 and EMPLOYEE is no longer deemed an employee of THE COMPANY for any purpose after such date.

      2. (a) THE COMPANY will pay EMPLOYEE severance for the period beginning on May 8, 1998 and continuing through November 7, 1998 (the "Initial Severance Period"). In addition, if EMPLOYEE has not obtained other full-time employment (including self-employment) as of November 7, 1998, THE COMPANY will pay EMPLOYEE severance for the period beginning on November 8, 1998 and continuing through the earlier of (i) February 8, 1999 or (ii) such date as EMPLOYEE commences other full-time employment (including self-employment) (hereinafter the "Extended Severance Period"). Such severance payments shall be based on EMPLOYEE's gross biweekly salary of Seven Thousand Six Hundred Ninety-Two and 31/100 Dollars ($7,692.31), less all applicable deductions
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required by law and/or described in this Agreement. Such severance shall be paid to EMPLOYEE in bi-weekly installments, such installments to coincide with the regular payroll dates of THE COMPANY commencing with the first payroll date following expiration of the seven-day revocation period described in Section 19, below.

      (b) THE COMPANY will deduct the following from each payment made to EMPLOYEE under the terms of subsection 2(a): a) EMPLOYEE's FICA and Medicare contributions, if any, as required by law; b) Federal and State income taxes; c) health and dental insurance premium contributions, as described in Section 3 below; d) any other deductions required by law or authorized in writing by EMPLOYEE.

      3. (a) During the Initial Severance Period and the Extended Severance Period, if any, or such earlier date as EMPLOYEE becomes eligible for coverage under the comparable long term disability and/or life insurance plans of another employer, THE COMPANY will continue in effect the long term disability and life insurance coverage that was in effect for EMPLOYEE immediately prior to May 8, 1998.

      (b) During the Initial Severance Period and the Extended Severance Period, if any, or such earlier date as EMPLOYEE becomes eligible for coverage under the comparable group medical and/or dental plan of another employer, THE COMPANY will also continue in effect medical and dental insurance coverage for EMPLOYEE and his eligible dependents, provided that EMPLOYEE shall be required to continue to pay such premium contributions as may be in effect for THE COMPANY's active employees. Such premium contributions shall be deducted from the severance checks described in Section 2(a) of this Agreement until the expiration of the Initial Severance Period or the Extended Severance Period, as the case may be, and thereafter shall be remitted by EMPLOYEE directly to THE COMPANY on the first day of czech subsequent month.

      4. EMPLOYEE shall be entitled to keep the lap top computer and cellular phone provided to him by THE COMPANY, subject to EMPLOYEE's assumption of and full compliance with all of the lessee's obligations under the cellular phone lease agreement previously entered into by him.
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      5. THE COMPANY shall assume direct responsibility for paying any lease cancellation fees payable to the landlord of EMPLOYEE's Connecticut apartment, up to a maximum payment of One Thousand
Nine Hundred Forty Dollars ($1,940).

      6. THE COMPANY shall pay the costs of moving EMPLOYEE's family and personal and household effects to Florida, provided such move occurs on or before November 8, 1998. THE COMPANY shall have the right, at its option, to make the arrangements (including with respect to the negotiation of fees) for such move on EMPLOYEE's behalf, or to approve in advance any such arrangements made by EMPLOYEE. In no event shall THE COMPANY be responsible for paying storage expenses for EMPLOYEE's household and personal effects prior to EMPLOYEE's move to Florida for longer than four
(4) months.

      7. THE COMPANY shall pay all verified and documented closing costs on EMPLOYEE's purchase of a home in Florida, to the extent actually paid by EMPLOYEE on or before November 8, 1998, up to a maximum of Twenty-Two Thousand Dollars ($22,000). Any such costs advanced by THE COMPANY to EMPLOYEE, to the extent not actually paid by EMPLOYEE as closing costs and documented as such to THE COMPANY's satisfaction, shall be repaid by EMPLOYEE to THE COMPANY or deducted by THE COMPANY from any severance payments otherwise payable to EMPLOYEE hereunder.

      8. EMPLOYEE shall surrender the Incentive Stock Option
Agreement for 49,998 shares, and the nonqualified Stock Option Agreement for 150,002 shares, of the common stock, $.01 par value
(the "Stock"), of the Company, granted to the EMPLOYEE as of August 18, 1997 (collectively, the "Stock Options"), and shall execute a replacement stock option Agreement (the "Replacement
Stock Option") embodying the terms of the Stock Options modified such that (i) the EMPLOYEE will be entitled to exercise options for an aggregate of 62,500 shares of Stock under the Replacement
Stock Option until December 31, 1998 based upon his involuntary termination without cause as of May 8, 1997, and (ii) the Replacement Stock Options shall not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. As of December 31, 1998, all rights to purchase stock under such Replacement Stock Option agreement shall cease. Except as described above, all other stock options and any and all other rights to acquire any stock of THE COMPANY which were earned or
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acquired by EMPLOYEE in the course of his employment with THE
COMPANY are hereby extinguished, and EMPLOYEE consents to the cancellation of all such stock options, the waiver of all future rights to acquire stock options and or stock of THE COMPANY earned or acquired by EMPLOYEE in the course of his employment with THE COMPANY, and further consents to release THE COMPANY from any and all further obligations under any other stock options, thereby rendering any such rights and options null and void and of no further force and effect.

      9. With the exception of the payments and benefits described above, EMPLOYEE expressly acknowledges that he is not entitled to any payments, benefits or compensation, in any form for any reason, from THE COMPANY, including but not limited to any severance payments or benefits set forth in his offer letter dated June 24, 1997 (the "Offer Letter"), which Offer Letter is expressly rescinded and superseded by this Agreement.

      10. EMPLOYEE acknowledges that he would not be entitled to all of the payments and benefits described in Sections 2 through 8 of this Agreement if he did not enter into this Agreement. THE COMPANY acknowledges that EMPLOYEE would not otherwise release the potential claims hereinafter set forth but for his receipt of such severance payments and insurance benefits.

      11. With the exception of his lap top computer and cellular phone, EMPLOYEE shall return to THE COMPANY all property belonging to THE COMPANY, including but not limited to any and all records, papers, data, credit cards, keys and security cards belonging to THE COMPANY in his possession upon execution of this Agreement.

      12. (a) EMPLOYEE recognizes and agrees that in the course of his employment with THE COMPANY, he has been exposed to confidential information concerning THE COMPANY, including, but not limited to, existing and contemplated products, trade secrets, formulas, patents, models, compilations, business and financial methods or practices, plans, pricing, marketing, merchandising and selling techniques and information, customer lists, supplier lists and confidential information relating to policies and/or business strategies (hereinafter referred to as "Confidential
Information"). EMPLOYEE agrees that all such Confidential
Information is and shall forever remain the sole property of THE COMPANY. EMPLOYEE shall keep all such Confidential Information strictly confidential, and he shall not disclose to any third party in any manner, either directly or indirectly, any of such Confidential Information at any time, for any purpose. Further, EMPLOYEE shall not use in any manner, either directly or indirectly, any of such Confidential Information for his own benefit or for the benefit of any third party, or for any other purpose, at any time.

      (b) EMPLOYEE agrees that during the term of his employment with THE COMPANY or its affiliates and for a one-year period following the termination of his employment, without the prior written consent of THE COMPANY, EMPLOYEE may not directly or indirectly, engage, assist or participate in, whether as a director, officer, employee, agent, manager, consultant, partner, owner or independent contractor or other participant, any business, firm, corporation, partnership, enterprise or organization that conducts a business which involves either (x) the development, manufacturing, marketing or servicing of systems sold to the retailing industry for purposes of displaying and changing retail point of purchase prices and/or displaying other information targeted at the consumer or store employee via electronic and non-electronic means or (y) the development, engineering, manufacturing, marketing or servicing of systems sold to the retailing industry for purposes of improving pricing accuracy, product location accuracy, inventory management and item movement; and which is within any geographic area where THE COMPANY or any of its affiliates engages in business; provided, however, that EMPLOYEE may invest in stocks, bonds or other securities of any similar business (but without otherwise participating in such similar business) if (i) such stocks, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of l934, and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

      (c) EMPLOYEE agrees that during the term of his employment with THE COMPANY or its affiliates and for a one-year period following the termination of his employment, without the prior written consent of THE COMPANY, EMPLOYEE may not interfere with the relationship of THE COMPANY or any affiliate with, or endeavor

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to entice away from THE COMPANY or any affiliate, any person, firm, corporation or other business organization who or which at any time during EMPLOYEE's employment with THE COMPANY was an employee or supplier of, or maintained a business relationship with, THE COMPANY or any affiliate.

      (d) EMPLOYEE understands and agrees that violation by him of any portion of this Section 12 will cause THE COMPANY to suffer immediate, substantial and irreparable injury, and will be a sufficient basis to award injunctive relief and monetary damages to THE COMPANY, without affecting the remainder of this Agreement.

      13. For and in consideration of the payments described in this Agreement, EMPLOYEE for himself, and for his respective heirs, executors, administrators, successors and assigns, knowingly releases and forever discharges THE COMPANY and its affiliates from any and all claims, demands, obligations, damages, liabilities and causes of action (including, but not limited to, claims and causes of action for wrongful discharge, tort, defamation, breach of contract and breach of the duty of good faith and fair dealing, and causes of action and claims or causes of action under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., the Civil Rights Act of 1991, 42 U.S.C. Section 1981, et. seq., the Connecticut Discriminatory Practices Act, Conn. Gen. Stat. Section 46a-58 et. seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et. seq., the Connecticut Whistle Blowers' Act, Conn. Gen Stat.
Section 31-51m, the provisions of the Connecticut General Statutes concerning the payment of wages (Conn. Gen. Stat. Section 31-58 et. seq. and Conn. Gen. Stat. Section 31-70 et seq.), the Fair Labor Standards Act, 29 U.S.C. Seciton 201 et seq., all Massachusetts laws governing the foregoing subject matters, and all other federal, state and local laws, ordinances or regulations), in law or in equity, which EMPLOYEE now has or ever had against THE COMPANY, for any losses, injuries or damages (including back pay, front pay, liquidated, compensatory or punitive damages, attorneys' fees and litigation costs), resulting from and/or arising out of or in any way connected with EMPLOYEE's employment by THE COMPANY and/or his separation from such employment.

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      14. THE COMPANY and EMPLOYEE expressly acknowledge and agree that the consideration provided herein is solely for the purpose of amicably resolving any dispute arising out of EMPLOYEE's employment by THE COMPANY and his separation from such employment. EMPLOYEE and THE COMPANY further understand and agree that this Agreement does not constitute an admission by THE COMPANY that THE COMPANY is in any way liable to EMPLOYEE or that THE COMPANY harmed or damaged EMPLOYEE or violated any rights he may have or in any respect treated him unfairly or unlawfully.

      15. Should EMPLOYEE commence or prosecute any action or proceeding contrary to the provisions of this Agreement, he agrees to indemnify THE COMPANY for all costs, including court costs and reasonable attorneys' fees, incurred by THE COMPANY in the defense of such action or in establishing or maintaining the application or validity of this Agreement or provisions thereof.

      16. Except as otherwise provided specifically in this Agreement, in the event any party to this Agreement claims that the other party has failed to comply with the terms of this Agreement, the remedy for the party claiming the breach shall be an appropriate legal action to require the other party to comply with the Agreement and to obtain damages resulting from the breach, including all costs incurred by the non-breaching party, including court costs and reasonable attorney's fees in prosecuting any such legal action.

      17. THE COMPANY and EMPLOYEE expressly acknowledge and agree that they will not make any claim or demand and each of them hereby waives any rights any of them may now have or may hereafter have or claim to have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement; that the validity, effect and operation of this Agreement shall be determined by the laws of the State of Connecticut; and that there is no written or oral understanding or agreement between them that is not recited herein.

      18. EMPLOYEE affirmatively states that he has had a full and fair opportunity to consult with an attorney regarding the provisions of this Agreement, that he understands that he is entitled to have a period of twenty-one (21) days to consult with an attorney and consider this Agreement, and that if he signs the

Agreement prior to the expiration of such twenty-one (21) days, he does so voluntarily and of his own free will.

      19. All parties acknowledge that for a period of up to seven
(7) days following execution of this Agreement, EMPLOYEE shall have the right to revoke his assent to this Agreement, in which case the provisions of the Agreement shall become null and void.

      20. THE COMPANY and EMPLOYEE affirmatively state that they have a full understanding of the contents of the Agreement and the effects thereof; and that they have executed the same voluntarily and of their own free will without any coercion.

      21. THE COMPANY and EMPLOYEE agree that neither they nor their respective immediate family members, attorneys, auditors, agents, members, officers, assigns, employees, heirs, successors or representatives, will publish, publicize or disseminate, or cause to be published, publicized or disseminated, in any manner, information relating to the contents of this Agreement or the discussions or events that led up to it, to any third party, including, but not limited to, the news and communications media or agents thereof, excepting such disclosure that THE COMPANY and EMPLOYEE may make to their respective attorneys, auditors or tax planners, or any disclosure EMPLOYEE makes to members of his immediate family or any disclosure by EMPLOYEE or THE COMPANY in compliance with any state or federal law or any disclosure made by EMPLOYEE for the purpose of enforcing the terms of this Agreement, should THE COMPANY fail to comply with the terms of this Agreement. Further, THE COMPANY may also disclose information relating to the terms or contents of this Agreement to officers, employees, agents, members or representatives of THE COMPANY on a need-to-know basis for purposes of carrying out or effecting compliance with the parties' obligations under this Agreement.

      IN WITNESS WHEREOF, the aforementioned parties, intending to be legally bound hereby, have executed this Agreement.



                                           /s/ Michael L. Luetkemeyer
                                           ---------------------------
                                           Michael L. Luetkemeyer

STATE OF FLORIDA)
                        :ss:              Date: 5/18/98

COUNTY OF PALM BEACH)

      Personally appeared EMPLOYEE, Signer of the foregoing
Instrument, and acknowledged the same to be his free act and deed before me.

                                           /s/ Annmarie Dombrowski
                                          ------------------------
                                                Notary Public


                                          ELECTRONIC RETAILING SYSTEMS,
                                             INC.



                                    By:          /s/ Patricia A. Carroll

                                              --------------------------
STATE OF CONNECTICUT)
                              :  ss:      Date:
COUNTY OF           )


      Personally appeared __________________, Signer of the foregoing Instrument, and acknowledged the same to be his/her free act and deed on behalf of ELECTRONIC RETAILING SYSTEMS, INC.


                                          /s/ Lori Hinds
                                          --------------------------
                                          Notary Public/Commissioner
                                          of the Superior Court